United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact name of Registrant as specified in its charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	DHIL	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2025, Diamond Hill Investment Group, Inc. (“DHIG”) and Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of DHIG (“DHCM” and, together with DHIG, the “Company”), entered into an Amended and Restated Executive Employment Agreement (the “Agreement”) with Heather E. Brilliant, the Chief Executive Officer and President of DHIG and the Chief Executive Officer of DHCM. The Agreement supersedes Ms. Brilliant’s Employment Agreement dated as of October 26, 2021, as amended on March 31, 2023 and November 14, 2023 (collectively, the “Prior Agreement”).

In entering into the Agreement, DHIG’s Board of Directors (the “Board”) and its Compensation Committee (the “Committee”) desired to extend the term of Ms. Brilliant’s employment for an additional five-year period as her current five-year term under the Prior Agreement was set to expire on December 31, 2026.

The Agreement became effective upon its entry and will expire on June 30, 2030, with the Agreement automatically renewing for one-year periods unless the Company or Ms. Brilliant provides at least 120 days prior written notice of nonrenewal. Ms. Brilliant will continue to serve as the Chief Executive Officer and President of DHIG and the Chief Executive Officer of DHCM, and the Board will nominate her annually for election by DHIG’s shareholders to serve as a director.

The Agreement provides Ms. Brilliant with: (i) an annual base salary of $400,000, with the Committee retaining discretion to increase her base salary; (ii) a target annual cash incentive award (an “Annual Cash Incentive Award”) of $1,750,000 (the “Target ACIA”), which amount shall be determined in the sole discretion of the Committee based on factors that it deems appropriate, including the performance of the Company and Ms. Brilliant, and shall be not less than $600,000 for any completed calendar year during the term of the Agreement; (iii) a target annual long-term incentive equity award (an “LTI Award”) of $850,000, which amount shall be determined in the sole discretion of the Committee based on factors that it deems appropriate, including the performance of the Company and Ms. Brilliant, and which shall vest annually on a pro rata basis over a three-year period, subject to Ms. Brilliant’s continued employment; (iv) on June 30, 2025, an award of restricted stock that will cliff vest in five years (a “Cliff Award”), subject to Ms. Brilliant’s continued employment, with a grant date fair market value of $4,000,000; (v) the right to participate in health and life insurance coverages, disability programs, tax qualified retirement plans, equity compensation programs, paid holidays, paid vacation and such other perquisites and benefits of employment as the Company may provide from time to time to its senior executives; and (vi) reimbursement of the reasonable attorneys’ fees incurred by Ms. Brilliant in the negotiation and drafting of the Agreement or any amendment thereof, up to $10,000 per occurrence.

If Ms. Brilliant’s employment is terminated as a result of her death, her beneficiary will be entitled to any: (i) unpaid base salary through the date of termination, (ii) Annual Cash Incentive Award for a completed year that has been awarded by the Committee but not paid as of the termination date, and (iii) unreimbursed business expenses and benefits provided upon a termination of employment under the terms of the Company’s plans and program. The entitlements described in the foregoing clauses (i) and (iii) are referred to herein as the “Accrued Obligations”. In addition, any LTI Award or Cliff Award that is outstanding and unvested as of the termination date will vest in accordance with the terms of the applicable equity incentive plan and related award agreement.

If Ms. Brilliant’s employment is terminated as a result of her permanent disability, she will be entitled to the Accrued Obligations and any Annual Cash Incentive Award for a completed year that has been awarded by the Committee but not paid as of the termination date.

If Ms. Brillant’s employment is terminated for cause, as defined in the Agreement, or Ms. Brilliant resigns other than for good reason, as defined in the Agreement, she will be entitled only to the Accrued Obligations.

If Ms. Brilliant’s employment is terminated without cause or if Ms. Brilliant resigns for good reason, she will be entitled to: (i) the Accrued Obligations; (ii) any Annual Cash Incentive Award for a completed year that has been awarded by the Committee but not paid as of the termination date; (iii) a lump sum equal to one year of her base salary in effect at the time of termination, (iv) a lump sum equal to a prorated Target ACIA, based on the number of days elapsed during the applicable calendar year; and (v) with respect to any outstanding LTI Award, a lump sum equal to (A) the number of DHIG common shares underlying such award that would have vested after the date of Ms. Brilliant’s termination of employment had she remained employed through the end of the calendar year in which such termination occurs, multiplied by (B) the closing price of the common shares on the date notice of termination is provided under the Agreement.

If, within six months prior to or two years following a change in control, as defined in the Agreement, Ms. Brilliant’s employment is terminated without cause or if Ms. Brilliant resigns for good reason, she will be entitled to: (i) the Accrued Obligations; (ii) any Annual Cash Incentive Award for a completed year that has been awarded by the Committee but not paid as of the termination date; (iii) a lump sum equal to one year of her base salary in effect at the time of termination, (iv) a lump sum equal to the Target ACIA; (v) a lump sum equal to a prorated Target ACIA, based on the number of days elapsed during the applicable calendar year; and (vi) vesting of any outstanding, unvested LTI Award and Cliff Award.

As a condition to receiving any severance payments or benefits, other than the Accrued Obligations, pursuant to the Agreement, Ms. Brilliant must provide a comprehensive release of claims in favor of the Company and its affiliates.

The Agreement contains customary non-competition, non-solicitation, confidentiality, and non-disparagement covenants in the Company’s favor.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement with Heather E. Brilliant dated June 12, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	June 13, 2025	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer and Treasurer